                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           THE GYMBOREE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            THE GYMBOREE CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 1997


TO THE STOCKHOLDERS OF THE GYMBOREE CORPORATION:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Gymboree Corporation, a Delaware corporation (the "Company"), will be held on Friday, May 16, 1997 at 9:00 a.m., local time, at the San Francisco Airport Marriott, 1800 Old Bayshore Highway, Burlingame, California 94010 for the following purposes:

         1. To elect three Class I directors to serve for three year terms expiring upon the year 2000 Meeting of Stockholders or until their successors are elected.

         2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 31, 1998.

         3. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only stockholders of record at the close of business on March 31, 1997 are entitled to notice of and to vote at the meeting and any adjournment thereof.

         All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

                                        FOR THE BOARD OF DIRECTORS


                                        JEFFREY D. SAPER
                                        Secretary

Burlingame, California
April 18, 1997

IMPORTANT: Whether or not you plan to attend the meeting, you are requested to complete and promptly return the enclosed proxy in the envelope provided.

                            THE GYMBOREE CORPORATION

                                ---------------

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of The Gymboree Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held May 16,1997 at 9:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the San Francisco Airport Marriot, 1800 Old Bayshore Highway, Burlingame, California 94010. The telephone number of the Company's principal offices is
(415)579-0600.

         These proxy solicitation materials and the Company's Annual Report to Stockholders for the year ended February 2, 1997, including financial statements, were mailed on or about April 18, 1997 to all stockholders entitled to vote at the meeting.

RECORD DATE AND VOTING SECURITIES

         Stockholders of record at the close of business on March 31, 1997 (the "Record Date") are entitled to notice of and to vote their shares at the meeting. At the Record Date, 25,024,198 shares of the Company's Common Stock, $0.001 par value per share, were issued and outstanding.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

         Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulative voting in the election of directors.

         The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such services.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

         The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

         Although there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against a proposal.

         The Delaware Supreme Court has held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. The Company intends to treat broker non-votes in a manner consistent with such holding. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1998 Annual Meeting must be received by the Company no later than December 19, 1997 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                 PROPOSAL ONE:
                             ELECTION OF DIRECTORS

NOMINEES

         The number of directors authorized by the Company's Bylaws is a range from six to eleven, with the exact number currently fixed by the Board at nine. The Company's Restated Certificate of Incorporation provides that the directors shall be divided into three classes, with the classes serving for staggered, three year terms. Currently there are three directors in Class I, three directors in Class II and three directors in Class III.

         Three Class I directors are to be elected at the Annual Meeting. Each of the three Class I directors elected at the Annual Meeting will hold office until the Annual Meeting of Stockholders in 2000 or until his or her successor has been duly elected and qualified. The term of each Class II director will expire at the Annual Meeting of Stockholders in 1998. The term of each Class III director will expire at the Annual Meeting of Stockholders in 1999.

         Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's three nominees named in the table below, all of whom are currently directors of the Company. In the event that any nominee of the Company becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that the nominees listed below will be unable or will decline to serve as a director.

         The names of the three Class I nominees for director and certain information about each of them are set forth in the table below. The names of, and certain information about, the current Class II and Class III directors with unexpired terms are also set forth below.

                 NAME                      AGE              PRINCIPAL OCCUPATION
-------------------------------            ---     ----------------------------------------------------------------
NOMINEES FOR CLASS I DIRECTORS
Arthur S. Berliner                         53      General Partner, Walden Group of Venture Capital Funds
Walter F. Loeb                             72      President, Loeb Associates Inc.
Peter L. Thigpen                           57      Partner, Executive Reserves

CONTINUING CLASS II DIRECTORS
Gary White                                 45      President and Chief Executive Officer, The Gymboree Corporation
Barbara L. Rambo                           44      Group Executive Vice President, Bank of America
James P. Curley                            41      Senior Vice President and Chief Administrative Officer/
                                                   Chief Financial Officer, The Gymboree Corporation

CONTINUING CLASS III DIRECTORS
Stuart G. Moldaw                           70      Chairman of the Board, The Gymboree Corporation
William U. Westerfield                     65      Consultant, Price Waterhouse LLP
Jerome A. Chazen                           69      Chairman of Chazen Capital Partners


         Except as indicated below, each nominee or incumbent director has been engaged in the principal occupation set forth above during the past five years. There are no family relationships between any directors or executive officers of the Company.

         Arthur S. Berliner has been a director of the Company since June 1987. Mr. Berliner has been a General Partner of Walden Group of Venture Capital Funds, a venture capital investment firm, since 1974. Mr. Berliner is a director of Natural Wonders, Inc., a specialty retail store, and Mark's Work Wearhouses, Ltd., a work and casual wear retailer in Canada.

         Walter F. Loeb has been a director of the Company since March 1995. Mr. Loeb has been president of Loeb Associates Inc., a retail consulting firm, since February 1990. Mr. Loeb is also the publisher of "Loeb Retail Letter," which provides a monthly analysis of the retail industry. Following ten years of service as a senior retail analyst with Morgan Stanley & Company, Inc., Mr. Loeb was a principal at Morgan Stanley from 1984 to 1990. Mr. Loeb also serves as a director of specialty apparel retailers, Mothers Work, Inc., and The Wet Seal, Inc., and InterTAN, Inc., an international electronics retailer. Mr. Loeb is also a director of the Federal Realty Investment Trust, a real estate investment trust and Warnaco Group, Inc.

         Peter L. Thigpen has been a director of the Company since March 1995. Mr.Thigpen has been a partner of Executive Reserves, a consulting firm, since its inception in March 1991. From 1967 until 1991, Mr. Thigpen was employed by Levi Strauss & Co., an apparel company, most recently as Senior Vice President
- U.S. Operations. Mr. Thigpen has been a lecturer at the Haas Graduate School of Business at the University of California, Berkeley, since 1992. Mr. Thigpen is also a director of Designs, Inc., a retail apparel company.

         Gary White has been the Company's Chief Executive Officer, and President and a director since February 1997, and served as a Senior Vice President and the Chief Operating Officer of the Company from January 1996 until February 1997. Prior to joining the Company, Mr. White served as Executive Vice President of Mervyn's, a division of Dayton Hudson Corporation. Mr. White was employed by Dayton Hudson Corporation since 1976 having served in various positions as an officer with Dayton Hudson Corporation from January 1988 to January 1996.

         Barbara L. Rambo has been a director of the Company since January 1996. Ms. Rambo is Group Executive Vice President and head of the Commercial Banking Division of Bank of America. Ms. Rambo has been an employee of Bank of America since 1974 and has held various positions within BankAmerica International in New York, the New York Corporate Banking Office and the U.S. Division Corporate Banking Group.

         James P. Curley has been the Company's Senior Vice President and Chief Administrative Officer/ Chief Financial Officer and a director since February 1996. Previously, Mr. Curley served as the Company's Senior Vice President and Chief Financial Officer since joining the Company in July 1992. From May 1989 to July 1992, Mr. Curley was Senior Vice President, Chief Financial Officer and Treasurer of Gantos, Inc., an apparel retailer. Mr. Curley is also a director of West Marine, Inc., a boating supplies retailer.

         Stuart G. Moldaw has been the Chairman of the Board of Directors of the Company since January 1994, and has been a director of the Company since May 1982. Mr. Moldaw previously served as Chairman of the Board of Directors of the Company from January 1990 through January 1993. From 1980 through February 1990, Mr. Moldaw served as a general partner of U.S. Venture Partners and he is currently a special venture partner of U.S. Venture Partners. From February 1987 through January 1988, Mr. Moldaw served as Chief Executive Officer of Ross Stores, Inc., an off-price retailer, and is currently a director and Chairman Emeritus of Ross Stores, Inc.

         William U. Westerfield has been a director of the Company since August 1994. Mr. Westerfield has served as a consultant to the public accounting firm of Price Waterhouse LLP since July 1992. Mr. Westerfield was employed by Price Waterhouse LLP from 1956 through June 1992 and served as a partner from 1965 through June 1992.

         Jerome A. Chazen has been a director since February 1997. Mr. Chazen is the founder and chairman of Chazen Capital Partners LLC, a private investment firm. Mr. Chazen is also Chairman Emeritus and a member of the Board of Directors of Liz Claiborne, Inc., and is one of the four founding partners who established the Company in 1976. Mr. Chazen also serves on the Board of Directors of Learningsmith and Taubman Centers, Inc.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company held a total of four meetings during the fiscal year ended February 2, 1997, and no director attended fewer than 75% of the meetings of the Board of Directors or the committees upon which such director served.

         The Board of Directors has an Audit Committee, a Compensation Committee and a Real Estate Committee. The Board of Directors has no nominating committee or any committee performing similar functions.

         The Audit Committee currently consists of Directors Thigpen, Rambo, and Westerfield, Chairman. The Audit Committee principally reviews the scope and results of the work of the Director of Internal Audit and of the annual audit of the financial statements and other services provided by the Company's independent auditors. In addition, the Audit Committee reviews the information provided to stockholders and the Company's systems of internal controls. The Audit Committee held six meetings during the last fiscal year.

         The Compensation Committee currently consists of Directors Berliner, Thigpen and Loeb, Chairman. The Compensation Committee is responsible for reviewing and approving the Company's compensation policies and the compensation paid to executive officers. The Compensation Committee held four meetings during the last fiscal year.

         The Real Estate Committee currently consists of Directors Moldaw, White and Curley. The Real Estate Committee reviews and approves all new store locations and store lease arrangements. The Real Estate Committee held more than twelve meetings during the last fiscal year.

COMPENSATION OF DIRECTORS

         Each non-employee director of the Company receives an annual retainer of $18,000 and an additional $1,000 for each Board meeting attended and $500 for each Committee meeting attended (including telephonic meetings). Each non-employee director of the Company is entitled to participate in the Company's 1993 Stock Option Plan by receiving automatic grants of options to purchase Common Stock of the Company. Each non-employee director is automatically granted an option to purchase 2,000 shares of the Company's Common Stock upon each anniversary of such director's initial election to the Board. In the event that an additional non-employee director is elected to the Board, such person shall be entitled to receive an option to purchase 2,000 shares of the Company's Common Stock upon election.

VOTE REQUIRED

         The three nominees receiving the highest number of affirmative votes of the shares entitled to vote on this matter shall be elected as the Class I directors. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum but are not counted as affirmative votes. A broker non-vote will be counted for purposes of determining the presence or absence of a quorum, but, under Delaware law, it will have no other legal effect upon the election of directors.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH HEREIN.


                                 PROPOSAL TWO:
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending January 31, 1998, and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from stockholders.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 31, 1998.

                             ADDITIONAL INFORMATION

EXECUTIVE COMPENSATION

         The following table shows the compensation paid by the Company during fiscal years 1994, 1995 and 1996 to (i) the Company's Chief Executive Officer during fiscal 1996 and (ii) each of the four other most highly compensated executive officers during fiscal 1996 (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG TERM
                                                 ANNUAL COMPENSATION                  COMPENSATION AWARDS
                                                 -------------------                  -------------------
                                                                                                   SECURITIES
                                                                OTHER ANNUAL       RESTRICTED     UNDERLYING        ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR    SALARY      BONUS      COMPENSATION      STOCK AWARDS      OPTIONS       COMPENSATION(1)
  ---------------------------    ----    ------      -----      ------------      ------------    -----------     ---------------
 Nancy J. Pedot(2).............   1996   $452,042    $256,128        ---               ---           53,013           $450
   President and Chief            1995    370,184     209,475        ---               ---           46,570            360
   Executive Officer              1994    358,924     301,000   $2,081,200(3)     $2,081,200(3)      63,070            646

 Gary White(4).................   1996    303,387     138,000        ---               ---            ---              450
   Senior Vice President and      1995     ---        ---            ---               ---           50,000            ---
   Chief Operating Officer

 Stuart G. Moldaw..............   1996    203,475     100,000        ---               ---           25,000            ---
   Chairman of the                1995    188,667     104,738        ---               ---            ---              ---
   Board of Directors             1994    185,219     150,500        ---               ---          150,000            ---

 James P. Curley...............   1996    253,224     115,000        ---               ---           25,000            450
   Senior Vice President and      1995    210,828      68,533        ---               ---            ---              297
   Chief Financial Officer/       1994    200,496     109,928        ---               ---            ---              618
   Chief Administrative Officer

 Mindy Meads...................   1996    234,062     140,000        ---               ---           50,000            419
   Senior Vice President and
   General Merchandise
   Manager
--------------------------

(1) The amount included under "All Other Compensation" represents the dollar value of term life insurance premiums paid by the Company for the benefit of each Named Officer.

(2) On February 12, 1997, Ms. Pedot resigned as the Company's President and Chief Executive Officer.

(3) In May 1994, Ms. Pedot was granted 100,000 shares of Common Stock at an aggregate purchase price of $50. At the time of grant, the aggregate fair market value of the shares was $2,081,200. The amounts included under "Other Annual Compensation" and under "Restricted Stock Awards" represent the fair market value of the Common Stock at the time of grant less the cost of the 100,000 shares of Common Stock purchased. The shares are subject to a repurchase option that lapses over a period of 60 months. In event that dividends are paid to the holders of Common Stock, the shares will be entitled to dividends in the same manner as any other shares of Common Stock.

(4) Mr. White joined the Company in January 1996 as Senior Vice President and Chief Operating Officer. On February 12, 1997, Mr. White was named President and Chief Executive Officer.

OPTION GRANTS AND EXERCISES

          The following table sets forth certain information with respect to stock option grants during the fiscal year ended February 2, 1997 to the Named Officers. In accordance with the rules of the Securities and Exchange Commission (the "SEC"), also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation from the option exercise price of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercise will be dependent on the future performance of the Common Stock.

                          OPTION GRANTS IN FISCAL 1996

                                                  INDIVIDUAL GRANTS
                                                  -----------------                              POTENTIAL REALIZABLE VALUE
                            NUMBER OF        PERCENT OF                                          AT ASSUMED ANNUAL RATE OF
                            SECURITIES      TOTAL OPTIONS                                         STOCK PRICE APPRECIATION
                            UNDERLYING       GRANTED TO                                                FOR OPTION TERM
                              OPTIONS       EMPLOYEES IN      EXERCISE OR      EXPIRATION       -----------------------------
     NAME                     GRANTED        FISCAL YEAR       BASE PRICE         DATE              5%                10%
---------------             ----------      ------------      -----------       ---------       ---------          ----------
Nancy J. Pedot(1)........     53,013               7.3%          $23.50         02/20/06         $783,480          $1,985,493
Stuart G. Moldaw.........     25,000               3.4            24.25         04/04/06          381,267             966,206
James P. Curley..........     25,000               3.4            23.50         02/20/06          369,476             936,324
Gary White...............      ----               ----            ----            ----             ----               ----
Mindy Meads..............     50,000               6.9            25.50         03/27/06          801,841           2,032,022

(1) Ms. Pedot resigned as the Company's President and Chief Executive Officer in February 1997. Pursuant to the terms of her severance arrangements with the Company, the option continues to vest and remains exercisable until February 28, 1998. At such time, 26,507 shares of Common Stock subject to the option will be returned to the Company's 1993 Stock Option Plan.

         The following table sets forth information with respect to options exercised in the fiscal year ended February 2, 1997 by the Named Officers and the value of unexercised options at February 2, 1997.

         AGGREGATE OPTION EXERCISES IN FISCAL 1996 AND YEAR-END VALUES

                                                                   NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED              IN-THE-MONEY OPTIONS
                              SHARES                          OPTIONS AT FEBRUARY 2, 1997             AT FEBRUARY 2, 1997
                             ACQUIRED          VALUE          ------------------------------      ------------------------------
          NAME              ON EXERCISE       REALIZED        EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
---------------             -----------       --------        -----------      -------------      -----------      -------------
Nancy J. Pedot..........      35,547          $559,622          333,853           103,800         $3,418,473           $294,493
Stuart G. Moldaw........       ----             ----            109,062            80,938            383,750            139,375
James P. Curley.........      25,000           497,917          159,123            29,271          2,096,809            130,000
Gary White..............       ----             ----             12,500            37,500             78,125            234,375
Mindy Meads.............       ----             ----              ----             50,000            ----                ----

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         In connection with Ms. Pedot's resignation as the Company's President and Chief Executive Officer in February 1997, the Company agreed that, subject to certain conditions, Ms. Pedot will continue to receive payments equivalent to her fiscal 1996 base salary until the earlier of February 28, 1998 or the commencement of employment by Ms. Pedot with another company. Further, in the event that Ms. Pedot's salary in such new employment does not equal or exceed her 1996 base salary, the Company agreed to continue paying Ms. Pedot the difference through February 1998. In April 1997, Ms. Pedot received payment of her bonus relating to the 1996 fiscal year. In addition, subject to certain conditions, the Company agreed that all of Ms. Pedot's unvested options to purchase Common Stock and all of Ms. Pedot's Common Stock subject to a right of repurchase will continue to vest until February 1998.

         In July 1992, the Company entered into an employment agreement with James P. Curley, the Senior Vice President, Chief Administrative Officer/Chief Financial Officer and a director of the company. The employment agreement provides that, following the termination of Mr. Curley's employment by the Company for any reason, Mr. Curley's salary and benefits will continue to be paid to him until the earlier of six months following his termination or such time as he obtains alternate employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended February 2, 1997, the Compensation Committee of the Board of Directors consisted of Messrs. Berliner, Thigpen and Loeb, Chairman. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. The Committee is comprised of the members named above. None of the Committee members is an employee of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

To the Board of Directors:

         As members of the Compensation Committee, we are responsible for reviewing and approving the Company's compensation policies and the levels of compensation paid to executive officers.

         The following is the report to the Board of Directors describing compensation policies and rationales applicable to the Company's executive officers with respect compensation paid to such executive officers for the fiscal year ended February 2, 1997. The information contained in the following report shall not be deemed to be "soliciting material" or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

         The Compensation Committee of the Board of Directors is responsible for reviewing and approving the Company's compensation policies and the compensation paid to executive officers. The Committee is comprised of the members named above, none of whom is an employee of the Company.

Compensation Philosophy

         The general philosophy of the Company's compensation program is to offer executive officers competitive compensation based both on the Company's performance and on the individual's contribution and performance. The Company's compensation policies are intended to motivate, reward and retain highly qualified executives for long-term strategic management and the enhancement of stockholder value, to support a performance-oriented environment that rewards achievement of specific internal Company goals and to attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

         There are three main components to the Company's executive compensation program:

           o   Base Salary
           o   Annual Bonus
           o   Stock Incentives

Base Salary

         Executive officers' salaries have been targeted at a level that, when combined with the annual bonus, is at or above the average rates paid by competitors. The Committee believes that these rates are necessary to retain key employees. The Committee reviews and approves salaries for the Chief Executive Officer and the executive officers on an annual basis, generally in the first fiscal quarter.

         In reviewing the salaries for executive officers, the Committee examined salary surveys prepared in late 1995 by a national, independent compensation consulting company for rapidly growing specialty retailers. The Committee reviewed individual base salaries of executive officers, and adjusted salaries based on individual job performance and changes in the position's duties and responsibilities. In making salary decisions, the Committee exercised its discretion and judgment based on these factors. No specific formula was applied to determine the weight of each factor.

Annual Bonus

         Annual incentive bonuses for executive officers are intended to reflect the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each officer.

         To carry out this philosophy, the Company has implemented The Gymboree Corporation Bonus Plan (the "Bonus Plan"), which provides executive officers and other employees the opportunity to earn annual incentive bonuses. The purpose of the bonus plan is to attract, retain, motivate and reward employees by directly linking the amount of any cash bonus to specific corporate and/or divisional financial goals. To this end, specific earnings measurements are defined each year and threshold, target and maximum payout levels are established to reflect the Company's objectives. These goals and the potential amounts of bonuses are reviewed and approved by the Committee in the first fiscal quarter of each year. In fiscal 1996, the Company experienced a 17% net sales increase and a 20% increase in net income. As a result, the Chief Executive Officer and other Named Officers received bonuses for fiscal 1996 which aggregated $749,128. The Committee believes that the Bonus Plan provides an excellent link between earnings performance and the incentives paid to executives.

Stock Incentives

         The Company utilizes stock options as long term incentives to reward and retain executive officers. The Committee believes that these programs serve to link management interests with stockholder interests and to motivate executive officers to make long- term decisions that are in the best interests of the Company and that will, over the long-term, promote better returns to stockholders.

         Stock options are granted to executive officers periodically. Generally, stock options vest over four years after the grant date and optionees must be employed by the Company at the time of vesting in order to exercise the options. The Committee believes that stock option grants provide an incentive which focuses the executives' attention on the Company from the perspective of an owner with an equity stake in the business. Because options are typically granted with an exercise price equal to the fair market value of the Common Stock on the date of grant, the Company's stock options are tied to the future performance of the Company's Common Stock and will provide value to the recipient only when the price of the Company's stock increases above the exercise price, that is, only to the extent that stockholders as a whole have benefitted.

         In order to determine the appropriate number of options to be granted to its executive officers, the Company has relied on competitive guidelines prepared by a national, independent compensation consultant. In fiscal 1996, the Named Officers were granted options to purchase an aggregate of 153,013 shares of Common Stock with a weighted average exercise price of $24.27 per share. All options were granted with an exercise price equal to the fair market value of the Common Stock on the date of grant.


Compensation of the Chief Executive Officer

         Nancy J. Pedot resigned as the Company's President and Chief Executive Officer in February 1997. Ms. Pedot's fiscal 1996 base salary was established by the Compensation Committee in accordance with the guidelines applicable to all executive officers, as set forth above. Ms. Pedot received a bonus of $256,128 for fiscal 1996. The bonus was determined in accordance with the practices described above.

         Ms. Pedot was succeeded as President and Chief Executive Officer of the Company by Gary White. Mr. White's fiscal 1996 compensation, earned in his prior capacities as Senior Vice President and Chief Operating Officer, was established in accordance with the guidelines set forth above. Mr. White's salary and targeted bonus for fiscal 1997 have been established by the Compensation Committee in accordance with the practices described above.




                                        THE COMPENSATION COMMITTEE

                                        Walter F. Loeb, Chairman
                                        Arthur S. Berliner
                                        Peter L. Thigpen

PERFORMANCE GRAPH

         The following line graph compares the annual percentage change in the cumulative total stockholder return for the Company's Common Stock with the Nasdaq U.S. Index and a peer group of companies selected by the Company (the "Peer Group"), consisting of 45 companies whose primary business is the operation of apparel and accessory retail stores. The graph assumes that $100 was invested on the date of the Company's initial public offering, March 30, 1993. In accordance with the guidelines of the SEC, the stockholder return for each entity in the Peer Group has been weighted on the basis of market capitalization as of each measurement date set forth in the graph. The information in the graph is provided in annual intervals. Historic stock price performance should not be considered indicative of future stock price performance.

                     THE GYMBOREE CORPORATION - GRAPH POINT

                               NASDAQ              RETAIL               GYMBO
3/30/93                        100.00              100.00              100.00
1/30/94                        114.80               88.27              193.13
1/29/95                        110.69               81.00              231.25
2/ 4/96                        158.30               79.90              173.75
2/ 2/97                        205.20               94.18              229.99

SECURITY OWNERSHIP

         The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of March 31, 1997 by (i) each beneficial owner of more than 5% of the Company's Common Stock, (ii) each director and each nominee, (iii) each Named Officer and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

                                                         NUMBER OF     PERCENT
         NAME AND ADDRESS OF BENEFICIAL                   SHARES       OF TOTAL
  ---------------------------------------------          -----------   --------
  Wellington Management Company(1) . . . . . . . . . .    3,087,690      12.3%
     75 State Street
     Boston, Massachusetts 02109
  Massachusetts Financial Service Company (2)  . . . .    2,970,945      11.9
     500 Boylston Street
     Boston, Massachusetts 02116
  FMR Corp. (3)  . . . . . . . . . . . . . . . . . . .    2,294,870       9.2
     82 Devonshire Street
     Boston, Massachusetts 02109
  The Capital Group Companies, Inc. (4)  . . . . . . .    2,035,600       8.1
     333 South Hope Street
     Los Angeles, California 90071
  AIM Management Group, Inc. (5) . . . . . . . . . . .    1,540,200       6.2
     11 Greenway Plaza, Suite 1919
     Houston, Texas 77046
  Nancy J. Pedot (6) . . . . . . . . . . . . . . . . .      836,242       3.3
  Stuart G. Moldaw (7) . . . . . . . . . . . . . . . .      356,325       1.4
  James P. Curley (8)  . . . . . . . . . . . . . . . .      291,637       1.2
  Gary White (9) . . . . . . . . . . . . . . . . . . .       21,353         *
  Mindy Meads (10) . . . . . . . . . . . . . . . . . .       16,541         *
  Arthur S. Berliner (11)  . . . . . . . . . . . . . .       23,000         *
  Jerome A. Chazen . . . . . . . . . . . . . . . . . .          ---        --
  Walter Loeb (12) . . . . . . . . . . . . . . . . . .        2,200         *
  Barbara L. Rambo (13)  . . . . . . . . . . . . . . .          500         *
  Peter L. Thigpen (14)  . . . . . . . . . . . . . . .        3,000         *
  William U. Westerfield (15)  . . . . . . . . . . . .        1,600         *

  All directors and executive officers as a group
    (11 persons) (16)  . . . . . . . . . . . . . . . .    1,552,398       6.2
----------------------

 * Percentage of shares beneficially owned is less than one percent of total.
 (1) Based solely on information contained in a Schedule 13G filed with the SEC on January 24, 1997.
 (2) Based solely on information contained in a Schedule 13G filed with the SEC on February 12, 1997.
 (3) Based solely on information contained in a Schedule 13G filed with the SEC on February 14, 1997.
 (4) Based solely on information contained in a Schedule 13G filed with the SEC on February 12, 1997.
 (5) Based solely on information contained in a Schedule 13G filed with the SEC on February 12, 1997.
 (6) Includes 449,046 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 1997.
 (7) Includes 121,770 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 1997.
 (8) Includes 159,114 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 1997.
 (9) Includes 21,353 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 1997.
(10) Includes 16,041 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 1997.
(11) Includes 23,000 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 1997.
(12) Includes 1,500 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 1997.
(13) Includes 500 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 1997.
(14) Includes 1,500 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 1997.
(15) Includes 1,500 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 1997.
(16) Includes 795,324 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 1997.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percentage of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, with respect to fiscal year 1996, all filing requirements applicable to its officers, directors and ten percent stockholders were met.

                                 OTHER MATTERS

         The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.


                                        FOR THE BOARD OF DIRECTORS


                                        JEFFREY D. SAPER
                                        Secretary



Dated: April 18, 1997

April 15, 1997

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders to be held at 9:00 a.m. on Friday, May 16, 1997, at the San Francisco Airport Marriott Hotel, located at 1800 Old Bayshore Highway, Burlingame, CA. Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy as soon as possible in the envelope provided.



                                Sincerely,
                                Gary White
                                President and Chief Executive Officer

                                  DETACH HERE


     Please mark
[X]  votes as in
     this example.


The Board of Directors recommends a vote FOR each of the matters listed below. This Proxy, when properly executed, will be voted as specified below. This Proxy will be voted FOR Proposals No. 1, 2 and 3 if no specification is made.

                                                                                                FOR        AGAINST     ABSTAIN
1.  Election of three Class I Directors       2.  To ratify the appointment of Deloitte
    NOMINEES:  Arthur S. Berliner,                & Touche LLP as independent auditors          [ ]          [ ]         [ ]
               Walter F. Loab,                    of the Company for the Fiscal year ending
               Peter L. Thigpen                   January 31, 1998.

         FOR            WITHHELD

         [ ]              [ ]

                                              3. In their discretion with respect to such other business as may properly
 [ ]                                             come before the meeting and any adjournment or postponement thereof.

    ---------------------------------------
    For all nominees except as noted above

                                                                                 MARK HERE
                                                                                FOR ADDRESS     [ ]
                                                                             CHANGE AND NOTE AT
                                                                                    LEFT

                                                 Please sign your name exactly as it appears hereon.  If acting as attorney, executor, trustee or in other representative capacity, sign name and title.



Signature:                                Date:                   Signature:                         Date:
           ---------------------------          ----------------             ---------------------         --------------------


                                  DETACH HERE

                            THE GYMBOREE CORPORATION

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 16, 1997
P         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            THE GYMBOREE CORPORATION
R

O       The undersigned revokes all previous proxies, acknowledges receipt of the notice of the Annual Meeting of Stockholders to be held May 16, 1997 and X the proxy statement related thereto and appoints Gary White and James P.
   Curley, or either of them, the proxy of the undersigned, with full power of Y substitution, to vote all shares of Common Stock of The Gymboree Corporation which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the San Francisco Airport Marriott Hotel, 1800 Old Bayshore Highway, Burlingame, California 94010 on Friday, May 16, 1997 at 9:00 a.m., and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do it personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE     -------------
                                                                   SEE REVERSE
                                                                       SIDE
                                                                  -------------